Conflict Minerals Report

This Conflict Minerals Report for Lattice Semiconductor Corporation is prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 for the reporting period that ended December 31, 2017.

Lattice Semiconductor Corporation (collectively with its subsidiaries, “Lattice,” “we,” or “our”) designs, develops and markets programmable logic and connectivity solutions. Lattice has adopted a Conflict Minerals Sourcing Policy that expresses our desire to have our products be DRC Conflict Free, meaning free from conflict minerals sourced from the Democratic Republic of the Congo and its adjoining countries (“Covered Countries”) that finance or benefit armed groups. Conflict minerals are tantalum, tungsten, tin and gold, and their derivatives.

Products and Initiatives

Based on our internal assessment, our semiconductor devices, evaluation boards, and development hardware that we contract to manufacture contain conflict minerals that are necessary to their functionality (the “3TG Products”). In order to seek a DRC Conflict Free supply chain and to comply with reporting requirements, we established processes designed to determine the source and chain of custody of conflict minerals in the 3TG Products. We have also adopted a Conflict Minerals Sourcing Policy and we require our suppliers to acknowledge and comply with this policy, which is available on the Corporate Social Responsibility page of our website at http://www.latticesemi.com/About/CorporateSocialResponsibility.

Diligence Framework

Our due diligence strategy is consistent with the internationally recognized framework established by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and related supplements. As part of our due diligence strategy, we established a company risk management system to support our ongoing efforts to identify, assess and respond to risks in our supply chain. Our company risk management system includes participation in industry-driven programs, including the adoption of the Responsible Business Alliance (formerly known as the Electronic Industry Citizenship Coalition) Code of Conduct and our support of the third-party audits and assessments conducted in connection with the Responsible Minerals Initiative (the “RMI”) Responsible Minerals Assurance Process, formerly known as the Conflict Free Sourcing Initiative Conflict-Free Smelter Program (the “RMAP”). Because we are at least several levels removed from the mining, refining and smelting of conflict minerals, our diligence measures can only provide a reasonable assurance regarding the source and chain of custody of conflict minerals in our supply chain. To determine the use and source of conflict minerals in our 3TG Products, we rely upon certifications from suppliers and upon the third-party assessments completed in connection with the RMAP.

As part of the RMAP, smelters are identified as Conformant if they have undergone an audit and are conformant with the RMAP assessment protocols. Smelters are identified as Active if they are participants in the RMAP and have committed to undergo an audit or are participating in another recognized certification program. These RMAP designations are an integral part of our risk management process because they provide us with independent third-party audits of the due diligence practices of the upstream smelters and refiners in our supply chain.

As part of our strategy, we conduct good faith reasonable country of origin inquiries and due diligence designed to determine whether any conflict minerals in our 3TG Products originated in the Covered Countries. We follow industry standards by requesting each supplier in our supply chain to identify the processing facilities and other data related to conflict minerals in the 3TG Products using the latest version of the RMI Conflict Minerals Reporting Template (the “CMRT”). In order to determine the source and chain of custody of any conflict minerals in our supply chain, we communicate with the relevant suppliers in our supply chain, compile, validate and analyze the CMRT results, attempt to confirm reported results where appropriate, identify possible risks, work with our suppliers to mitigate those risks, and identify smelters and refiners certified by the RMI through the RMAP. If a supplier does not respond to our requests or provides an insufficient response, we engage in further discussions with that supplier to identify and assess risks. Our policy is to disengage with any supplier where we are concerned about conflict minerals sourced from the Covered Countries that finance or benefit armed groups, which may include suppliers from whom we did not receive a sufficient response after multiple inquiries. The results of our supply chain due diligence are reported regularly to Lattice management.

Due Diligence Results

In 2017, over 99.5% of our product related revenues originated from semiconductor devices, and all of our suppliers of semiconductor devices provided sufficient responses to our requests. All of our suppliers of semiconductor devices provided certifications that their upstream smelters and refiners have been certified as Active or Conformant through the RMAP. Of the remaining fraction of suppliers of components used in our evaluation boards and development hardware, we request CMRT’s from these suppliers and work closely with them to obtain information regarding their sourcing of conflict minerals on an ongoing basis.

Based on the information provided by our suppliers and as a result of our due diligence for the period ended December 31, 2017, we believe that the conflict minerals contained in our 3TG Products originated from the countries and facilities listed on Appendix I, as well as from recycled and scrap sources. Additional smelter and refiner information is contained within our CMRT, which is available on our website at http://www.latticesemi.com/ en/About/Corporate Social Responsibility.

This Conflict Minerals Report was not subject to an independent private sector audit.

Appendix I

Mineral	Smelter	Location of Smelter
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	China’s Shandong Gold Mining Co., Ltd	China
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	South Korea
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Geib Refining Corporation	United States of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

Mineral	Smelter	Location of Smelter
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia
Gold	OJSC Novosibirsk Refinery	Russia
Gold	PAMP S.A.	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States of America
Gold	Royal Canadian Mint	Canada
Gold	Samduck Precious Metals	South Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Refining Hoboken	Belgium
Gold	Umicore Precious Metals Thailand	Thailand
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Exotech Inc.	United States of America

Mineral	Smelter	Location of Smelter
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Brand RBT	Indonesia
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Indonesian State Tin Corporation Mentok Smelter	Indonesia

Mineral	Smelter	Location of Smelter
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States of America
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	OMSA	Bolivia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thailand Smelting & Refining Co Ltd	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Mineral	Smelter	Location of Smelter
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
The conflict minerals contained in our 3TG Products, to the extent known, are believed to have been sourced from recycled materials or the following countries: Australia, Bolivia, Brazil, Burundi, Canada, China, Democratic Republic of Congo, Ethiopia, Germany, India, Indonesia, Japan, Kazakhstan, Mozambique, Namibia, Nigeria, Russia, Rwanda, Sierra Leone, South Africa, Thailand, United States of America, and Zimbabwe.